Exhibit 10.7.1

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated May 14, 2008 (the “Agreement”), is made effective as of December 4, 2013 by and between Paylocity Corporation (the “Employer”) and Michael Haske (hereinafter referred to as the “Employee”).

The parties agree to modify the Agreement with the following terms and conditions set forth in this Amendment:

A.                                    Paragraph 5(a) of the Agreement shall be deleted and replaced with the following language:

“(a)  Employee shall receive a base salary of $258,000 per year (the “Salary”), less withholding and deductions required by law and Employee’s authorized deductions.  The Salary shall be payable biweekly in arrears during the Employment Period in accordance with Employer’s standard payroll practices.  Annual merit reviews are performed by senior management on an ongoing basis contingent with accomplishing specific objectives set forth by Employer’s management and agreed upon by both Employer and Employee.  For the sake of clarity, should Employer provide Employee an upward adjustment to the Salary, no formal amendment or modification to the Agreement is required.”

B.                                    Paragraph 5(c) of the Agreement shall be deleted and replaced with the following language:

“(c)  In addition to the Salary described in Section 5(a), Employee shall also be entitled to receive a bonus based on the commissionable sales by all sales personnel (the “Override Bonus”), payable monthly based upon the prior month’s sales.  The formula for the Override Bonus will be communicated to Employee in writing on an annual basis.  Employer reserves the right to amend, adjust, or revise the calculation of the Override Bonus on a prospective basis, effective upon written notice provided to Employee.”

C.                                    This Amendment, along with the Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.  The Amendment and the Agreement may be amended or modified only with the written consent of Employee and Employer.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

Signature Page Follows.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

PAYLOCITY CORPORATION

By:	/s/Steve Beauchamp
Name: Steve Beauchamp
Title: President and Chief Executive Officer

EMPLOYEE:

/s/Michael Haske
Michael Haske